                                                                 EXHIBIT 4(j)(v)


         SECOND AMENDMENT dated as of November 22, 2002 (this "Second Amendment") to the Five-Year Revolving Credit Agreement, dated as of May 10, 2002 (as previously amended through the date hereof, the "Existing Credit Agreement"), among Worthington Industries, Inc., the Lenders and PNC Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender.

         The Borrower has notified the Administrative Agent that the Borrower intends to terminate its existing 364-Day Credit Facility (as defined below) and simultaneously effect an increase of up to 50% of the Commitments of the Lenders under the Existing Credit Agreement (together, the "Conversion"). The Borrower has requested that, in connection with and in order to complete the Conversion, the Lenders agree to amend the Existing Credit Agreement to (i) provide for an increase in the Commitments of the Lenders as provided on Annex A to this Second Amendment for an aggregate of Revolving Commitments of $235,000,000, and (ii) add The Bank of Nova Scotia as Documentation Agent under the Amended Credit Agreement (as defined below). The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Existing Credit Agreement as provided herein.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement (the Existing Credit Agreement, as amended by, and together with, this Second Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Credit Agreement").

         Accordingly, the parties hereby agree as follows:

                                     PART I

                   AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

         SUBPART 1.01 Amendments to Recitals. The Recitals of the Existing Credit Agreement are hereby amended by replacing, in the second paragraph thereof, the number "155,000,000" with the number "235,000,000".

         SUBPART 1.02 Amendments to Section 1.01.

                  (a) Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions into such Section in the appropriate alphabetical sequence:

                  "Second Amendment" means the Second Amendment, dated as of November 22, 2002, to this Agreement as theretofore in effect, among the Borrower, the Administrative Agent and the Lenders party thereto.

                  "Second Amendment Effective Date" means the date that the Second Amendment becomes effective in accordance with Subpart 3.01 of the Second Amendment.

                  "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

                  (b) Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in such Section so that they read in their entireties as follows:

                  "Swingline Committed Amount" means the lesser of (i) $20,000,000 or (ii) an amount which, when added to the aggregate principal amount of all other Loans then outstanding under this Agreement, does not exceed $235,000,000 or such lesser amount as the Revolving Committed Amount may be adjusted pursuant to Section 2.11.

                  "Revolving Committed Amount" means at all times prior to the Second Amendment Effective Date, $155,000,000, and as of and at all times subsequent to the Second Amendment Effective Date, $235,000,000, or such greater or lesser amount to which the Revolving Committed Amount may be adjusted pursuant to Section 2.11.

                  (c) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the defined term "364-Day Credit Agreement" in its entirety.

         SUBPART 1.03 Amendments to Section 2.01. Clause (b) of the Section 2.01 is hereby amended by replacing the comma before the romanette "(iv)" with the word "and", and by deleting the text beginning at the words "and (v)" through the end of the sentence.

         SUBPART 1.04 Amendments to Section 7.03. Clause (iii) of Section 7.03 of the Existing Credit Agreement is hereby amended by inserting the words ", in each case only to the extent that the making or incurrence of any such advance or obligation to any director or executive officer (or equivalent thereof) would not be in violation of Section 402 of the Sarbanes-Oxley Act" immediately following the words "business purposes".

         SUBPART 1.05 Amendments to Section 7.14. Clause (c) of Section 7.14 of the Existing Credit Agreement is hereby amended by deleting the words "the sum of (A)", by deleting the words "(B) with respect to the 364-Day Credit Agreement, the Revolving Committed Amount (as defined in the 364-Day Credit Agreement) thereunder plus", and by changing the references to "(C)" and "(D)" therein to "(B)" and "(C)", respectively.

         SUBPART 1.06 Amendments to Section 9.01. Clause (a) of Section 9.01 is hereby amended as follows:

                  (a) by replacing, after the words "PNC Bank, National Association, as Administrative Agent" the word "and" with a comma; and

                  (b) by inserting, after the words "Co-Syndication Agents" the words "and The Bank of Nova Scotia, as Documentation Agent,".

         SUBPART 1.07 Amendments to Schedules and Exhibits. The Existing Credit Agreement is hereby amended by replacing Schedule 1.01A (Lenders and Commitments) to the Existing Credit Agreement with Annex A attached to this Second Amendment.

                                     PART II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SUBPART 2.01 Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof and on and as of the Effective Date to each Lender and the Administrative Agent, as follows:

                  (a) The representations and warranties set forth in Article V of the Amended Credit Agreement, and in each other Loan Document, are true and correct in all material respects at and as if made as of the date hereof and on and as of the Effective Date except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) The Borrower is in compliance with all the terms and conditions of the Amended Credit Agreement and the other Loan Documents on its part to be observed or performed, and no Default or Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by all requisite corporate action.

                  (d) This Second Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (e) The execution, delivery and performance by the Borrower of this Second Amendment and the Amended Credit Agreement will not (i) violate, contravene or conflict with any requirement of Law applicable to the Borrower or its properties, (ii) violate or conflict with any provision of the Borrower's Organization Documents, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Borrower is a party.

                                    PART III

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.01 Conditions to Effectiveness. This Second Amendment shall become effective on the first date (the "Effective Date") upon which all of the following conditions have been satisfied:

                  (a) Executed Loan Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Second Amendment, which when taken together bear the signatures of the Borrower, the Required Lenders, each Lender increasing the amount of its Revolving Commitment pursuant to this Second Amendment and the Administrative Agent, in form and substance satisfactory to the Lenders in their sole discretion.

                  (b) Opinions of Counsel. The Administrative Agent shall have received from Counsel for the Borrower, an opinion addressed to the Administrative Agent, the

         Collateral Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit F to the Amended Credit Agreement.

                  (c) Consents and Approvals. On the Effective Date, all necessary governmental (domestic or foreign), regulatory and third party approvals (including, without limitation, with respect to real property leases and license agreements relating to intellectual property) in connection with the transactions contemplated by the Amended Credit Agreement and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, without any action being taken by any competent authority which could restrain or prevent such transactions or impose, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

                  (d) Litigation; Judgments. On the Effective Date, there shall be no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened (i) with respect to this Second Amendment, the Amended Credit Agreement or the transactions contemplated hereby or thereby or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine would reasonably be expected to have a Material Adverse Effect.

                  (e) Repayment of 364-Day Credit Facility. The Administrative Agent shall be satisfied that no later than as of the Effective Date, the commitments under the 364-Day Revolving Credit Agreement dated as of May 10, 2002, as amended through the Second Amendment Effective Date, among the Borrower, the Lenders party thereto and PNC Bank, National Association, as Agent for the Lenders (the "364-Day Credit Facility"), shall be terminated, all loans outstanding under the 364-Day Credit Facility shall be repaid in full, together with accrued interest thereon (including, without limitation, any prepayment premium), and all other amounts owing pursuant to the 364-Day Credit Facility shall be repaid in full.

                  (f) Conversion Fee. The Administrative Agent shall have confirmed receipt from the Borrower, on behalf of each Lender increasing its Commitment pursuant to this Second Amendment (each, an "Increasing Lender") of a fee equal to the amount determined by multiplying (i) the aggregate principal amount of the increase in each Increasing Lender's Commitment by (ii) 0.0025 (such amount in the aggregate, the "Conversion Fee").

                  (g) Payment of Fees. All costs, fees and expenses due to the Administrative Agent, the Collateral Agent and the Lenders on or before the Effective Date incurred in connection with the Existing Credit Agreement and this Second Amendment, including, without limitation, the Conversion Fee, shall have been paid.

                  (h) Counsel Fees. The Administrative Agent shall have received full payment from the Borrower of all fees and expenses of Mayer, Brown, Rowe & Maw incurred in connection with this Second Amendment which are billed through the Effective Date.

                  (i) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Effective Date stating that immediately prior to and after giving effect to the Second Amendment and the transactions contemplated hereby: (1) no Default or Event of Default has occurred and is continuing; and (2) all representations and warranties made by the Borrower in any Loan Document are true and correct in all material respects at and as if made as of such date, except to the extent they expressly relate to an earlier date.

                  (j) Other. The Administrative Agent shall have received such other documents, instruments, agreements or information as may be reasonably requested by the Administrative Agent.

                  All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Second Amendment or in any other document delivered in connection herewith or therewith shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. The documents referred to in this Subpart shall be delivered to the Administrative Agent no later than the Effective Date. The certificates and opinions referred to in this Section shall be dated the Effective Date.

                                     PART IV

                               GENERAL PROVISIONS

         SUBPART 4.01 APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         SUBPART 4.02 Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Second Amendment.

         SUBPART 4.03 Loan Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by duly authorized officers, all as of the date first above written.



                           WORTHINGTON INDUSTRIES, INC.


                           By:    /s/ John T. Baldwin
                                ----------------------------------------------
                                Name:  John T. Baldwin
                                Title:  Vice President and CFO

                           PNC BANK, NATIONAL ASSOCIATION,
                           as Administrative Agent


                           By:  /s/ David B. Gookin
                              ------------------------------------------------
                                Name:  David B. Gookin
                                Title:  Managing Director





                           PNC BANK, NATIONAL ASSOCIATION
                           as Swingline Lender


                           By:    /s/ David B. Gookin
                              ------------------------------------------------
                                Name:  David B. Gookin
                                Title:  Managing Director





                           PNC BANK, NATIONAL ASSOCIATION,
                           as a Lender


                           By:    /s/ David B. Gookin
                              ------------------------------------------------
                                Name:  David B. Gookin
                                Title:  Managing Director

                           WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as a Lender


                           By:
                              ------------------------------------------------
                                Name:
                                Title:

                           THE BANK OF NOVA SCOTIA, as Documentation Agent and as a Lender


                           By:    /s/ N. Bell
                              ------------------------------------------------
                                Name:  N. Bell
                                Title:  Sr. Manager - Loan Operations

                           CREDIT SUISSE FIRST BOSTON CAYMAN
                           ISLANDS BRANCH, as a Lender


                           By:  /s/ Bill O'Daly     /s/ Cassandra Droogan
                              ------------------------------------------------
                                Name:  Bill Daly    Name:  Cassandra Droogan
                                Title:  Director    Title:  Associate

                           FIFTH THIRD BANK (CENTRAL OHIO),
                           as a Lender


                           By:    /s/ John K. Beardslee
                              ------------------------------------------------
                                Name:  John K. Beardslee
                                Title:  Vice President

                           U.S. BANK, NATIONAL ASSOCIATION, as a Lender


                           By:    /s/ R. H. Fried
                              ------------------------------------------------
                                Name:  R. H. Fried
                                Title:  Vice President

                           CIBC, INC., as a Lender


                           By:    /s/ Lindsay Gordon
                              ------------------------------------------------
                                Name:  Lindsay Gordon
                                Title:  Executive Director, CIBC World
                                        Markets Corp as Agent

                           COMERICA BANK, as a Lender


                           By:    /s/ Dan M. Roman
                              ------------------------------------------------
                                Name:  Dan M. Roman
                                Title:  1st Vice President

                           THE HUNTINGTON NATIONAL BANK,
                           as a Lender


                           By:    /s/ Nancy J. Cracolice
                              ------------------------------------------------
                                Name:  Nancy J. Cracolice
                                Title:  Vice President

                           JPMORGAN CHASE BANK,
                           as a Lender


                           By:
                              ------------------------------------------------
                                Name:
                                Title:

                           NATIONAL CITY BANK, as a Lender


                           By:    /s/ William J. Whitley
                              ------------------------------------------------
                                Name:  William J. Whitley
                                Title:  Senior Vice President

                           WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as a Lender


                           By:  /s/ Mary D. Falck
                              ------------------------------------------------
                                Name:  Mary D. Falck
                                Title:  Senior Vice President


                           By:  /s/ Steven M. Buehler
                              ------------------------------------------------
                                Name:  Steven M. Buehler
                                Title:  Vice President

                           MELLON BANK, NA, as a Lender


                           By:
                              ------------------------------------------------
                                Name:
                                Title:

                           CITICORP USA, INC., as a Lender


                           By:    /s/ Larry Farley
                              ------------------------------------------------
                                Name:  Larry Farley
                                Title:  Director

                           THE NORTHERN TRUST COMPANY, as a Lender


                           By:       /s/ David Sullivan
                              ------------------------------------------------
                              Name:   David Sullivan
                              Title:  Vice President